Calculation of Filing Fee Tables
S-8
Artiva Biotherapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2024 Equity Incentive Plan	Other	5,097,095	$ 10.65	$ 54,284,061.75	0.0001381	$ 7,496.63
Total Offering Amounts:						$ 54,284,061.75		$ 7,496.63
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,496.63
Offering Note
[1]	The amount registered represents 5,097,095 shares of Common Stock ("Common Stock") of Artiva Biotherapeutics, Inc. (the "Registrant") authorized for issuance under the 2024 Equity Incentive Plan (the "Incentive Plan") pursuant to an amendment to such plan that was approved by the Registrant's stockholders on September 8, 2026. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Registrant's Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum offering price per share and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on September 10, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources